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                                                                    Exhibit 99.1

                       TECHNOLOGY INVESTMENT CAPITAL CORP.
                         8 Sound Shore Drive, Suite 255
                               Greenwich, CT 06830
                     Tel: (203) 983-5275 Fax: (203) 983-5290


                   TICC ANNOUNCES $15 MILLION TRANSACTION WITH
                                MORTGAGEIT, INC.


Greenwich, CT - March 29, 2004 - Technology Investment Capital Corp. (Nasdaq:
TICC) announced today that it has completed a $15 million senior secured loan to MortgageIT, Inc., a full-service residential mortgage bank that originates mortgage loans both through a network of retail and wholesale offices as well as through the Internet.

ABOUT MORTGAGEIT, INC.
MortgageIT is a full-service residential mortgage bank offering a broad array of home mortgage products through an extensive nationwide network of both retail and wholesale offices as well as through MortgageIT's Internet operations and a separate team of loan originators who work independently, outside of a MortgageIT office. MortgageIT conducts business through its IPI Skyscraper, MIT Lending and MortgageIT.com operations.

ABOUT TECHNOLOGY INVESTMENT CAPITAL CORP.
Technology Investment Capital Corp. is a publicly-traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt of established technology-related businesses. Companies interested in learning more about TICC's financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.